UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  September 30, 2011

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	001-33135	31-1332119
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Rd.

Springfield, OH

45502-9032

(Address of principal executive offices)

(937) 964-8974

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 8.01.  Other Events.

As previously reported, AdCare Health Systems, Inc. (“AdCare”) gave notice on August 17, 2011 that it was exercising its option to call for redemption one hundred percent (100%) of its outstanding: (i) warrants to purchase shares of its common stock, no par value (the “Common Stock”), sold in its initial public offering in November 2006 (the “IPO Warrants”); and (ii) warrants to purchase shares of Common Stock sold in a private placement in December 2009 pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder (the “Private Placement Warrants” and, together with the IPO Warrants, the “Warrants”).  Registered holders of the Warrants had until September 26, 2011 to exercise each Warrant for 1.05 shares of Common Stock at a price of $2.38 per share.

In connection with the warrant call, (a) 1,986,491 Warrants were exercised by the holders thereof and (b) the Company issued 2,085,830 shares of Common Stock and received an aggregate of $4,964,275 in proceeds upon such exercises.  As of September 29, 2011, 11,569,841 shares of Common Stock were outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 30, 2011

ADCARE HEALTH SYSTEMS, INC.

	By:	/s/ Martin D. Brew
	Name:	Martin D. Brew
	Title:	Chief Financial Officer